Exhibit 99.5

SUBSCRIPTION AGREEMENT

A completed and originally executed copy of this Subscription Agreement, the Corporate Placee Registration Form attached as Schedule A (if the Purchaser is a corporation, trust, portfolio manager or other entity and the Purchaser will hold more than 5% of the issued and outstanding common shares of Gold Standard Ventures Corp. upon completion of the Offering (as defined below) and the Purchaser has not previously filed a Corporate Placee Registration Form with the TSX Venture Exchange or such form filed with the TSX Venture Exchange is not current), the Canadian Accredited Investor Status Certificate attached as Schedule B (if the Purchaser is a resident of Canada) and the U.S. Accredited Investor Status Certificate attached as Schedule C (if the Purchaser is a U.S. Purchaser as defined herein) must be delivered no later than 5:00 p.m. (Eastern time) on February 25, 2014 to:

Macquarie Capital Markets Canada Ltd., Brookfield Place, 181 Bay Street, Suite 3100, Toronto, Ontario, M5J 2T3

Attention:  Linda Lang (email: linda.lang@macquarie.com; telephone: 416.848.3603; facsimile: 416.848.3593)

The securities being subscribed for hereunder have not been registered for offer or sale under applicable securities laws in canada or the united states and may not be offered or sold by a purchaser in canada or the united states unless registered under such securities laws or an exemption from the prospectus and registration requirements thereof is available.

Issuer:	Gold Standard Ventures Corp. (the “Company”)	Issue:	Units, each Unit consisting of one Common Share (defined below) and one-half of one Warrant (defined below)
Price Per Unit: Cdn.$0.72

Number of Units Purchased:	1,944,444	Total Subscription Price:	Cdn.$1,399,999.68

Name and Address of Purchaser:
If the Purchaser is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to National Instrument 45- 106 Prospectus and Registration Exemptions, complete the following and ensure that Schedule A and B is completed in respect of such principal:

Name:	FCMI Parent Co.

Email:	dscheiner@friedberg.ca	Name of Principal:

Telephone:	416 350-2924	Email:

Address:	181 Bay Street, Suite 250	Telephone:
(Street Address)

	Toronto, ON	Address:
	(City and Province/State or Country)		(Street Address)

M5J 2T3
	(Postal/Zip Code)		(City and Province/State or Country)

(Postal/Zip Code)

Alternate Registration Instructions for Certificates: If other than in the name of the Purchaser:

Name:	NBCN Inc. i/t/f FCMI Parent Co.	Address:	1010 de la Gauchetiere St. W
(Street Address)

	(Account no. intentionally omitted)		Montreal QC
(City and Province/State or Country)

H3B 5J2
(Postal/Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificates representing the securities purchased hereunder are to be delivered, if other than the Purchaser:

Name:	FCMI Parent Co.	Address:	181 Bay Street, Suite 250
(Street Address)

Contact Name:	Dan Scheiner	Toronto ON
(City and Province/State or Country)

Telephone:	416 350-2924	M5J 2T3
(Postal/Zip Code)

CUID #:

TSX-Venture Exchange Corporate Placee Registration Form		1. State whether Purchaser is an Insider* of the Company (as defined below under “Definitions”):

If the Purchaser is not an individual and will hold more than 5% of the issued and outstanding Shares (as defined below) upon completion of the Offering, then the Purchaser, either:		Yes ☒ No ☐

[CHECK APPROPRIATE]		2. State whether Purchaser is a member of the Pro Group (as defined under the policies of the TSX Venture Exchange):

XX	has previously filed with the TSX Venture Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Form 4C previously filed with the TSX Venture Exchange up to the date of this Subscription Agreement; or	Yes ☐ No ☒

3. State whether the Purchaser is a “registrant” (as defined below under “Definitions”):

_____	hereby delivers to the Company a duly signed and completed Form 4C Corporate Placee Registration Form, in the form attached hereto as Schedule A for filing with the TSX Venture Exchange.	Yes ☐ No ☒

4. Number of securities of the Company already held:

If the Purchaser is providing a Corporate Placee Form with this Subscription Agreement, the Purchaser authorizes the Company to submit the Corporate Placee Form to the TSX Venture Exchange.

TO:	Gold Standard Ventures Corp.

AND TO:	Macquarie Capital Markets Canada Ltd.

AND TO:	Medalist Capital Ltd.

AND TO:	TD Securities Inc.

AND TO:	National Bank Financial Inc.

AND TO:	U.S. Affiliates (as defined below)

1.                            Subscription. The undersigned (the “Purchaser”) hereby tenders to Gold Standard Ventures Corp. (the “Company”) this subscription offer which, upon acceptance by the Company, will constitute an agreement (the “Subscription Agreement”) of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, the number of Units (as defined below) set out on page 1 hereof (collectively, the “Purchased Securities”) at the price (the “Purchase Price”) of Cdn.$0.72 per Unit, all on the terms and subject to the conditions set forth in this Subscription Agreement.

2.                            Agency Agreement. The Purchaser acknowledges that the Purchased Securities will be issued in connection with the creation and issue of an aggregate of approximately 13,888,890 Units (and an agents’ option (the “Agents’ Option”) exercisable by the Agents to sell up to an additional 2,083,334 Units) for an aggregate subscription price of approximately Cdn.$10 million (or Cdn.$11.5 million if the Agent’s Option is exercised in full) to be sold by the Company (the “Offering”) pursuant to an agreement (the “Agency Agreement”) to be dated on or before the Closing Date (as defined below) between Macquarie Capital Markets Canada Ltd. (the “Lead Agent”), Medalist Capital Ltd., TD Securities Inc. and National Bank Financial Inc. (collectively with the Lead Agent, the “Agents”) and the Company. The Agents have agreed to use commercially reasonable efforts to sell the Units in the Offering. By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Agents under the Agency Agreement in addition to the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

In addition, the Purchaser acknowledges that the definitive terms and conditions of the Warrants (as defined below) will be set forth in the Warrant Indenture (as defined below).

3.                            Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them in the Securities Act (British Columbia);
(b)	“Canadian Accredited Investor Status Certificate” means the accredited investor status certificate required to be completed by a Purchaser who is a resident of Canada, in the form of Schedule B attached hereto;
(c)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Units pursuant to the Agency Agreement and this Subscription Agreement;
(d)	“Closing Date” means February 28, 2014 or such other date as the Company and the Lead Agent may agree pursuant to the Agency Agreement;
(e)	“Closing Time” means 7:00 a.m. (Pacific time) on the Closing Date or such other time as the Company and the Lead Agent may agree pursuant to the Agency Agreement;
(f)	“Common Shares” means the Shares comprising part of the Units;
(g)	“Corporate Placee Registration Form” means the form to be completed by all Purchasers that are not individuals and will hold more than 5% of the issued and outstanding Shares upon completion of the Offering if such Purchasers have not previously filed a Corporate Placee Registration Form with the TSXV or such form filed with the TSXV is not current, as required by the TSXV in the form of Schedule A attached hereto;

(h)	“Designated Jurisdictions” means British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, the United States, certain states of the United States and such other jurisdictions as the Company and the Agents may agree;
(i)	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system implemented by the SEC;
(j)	“Financial Statements” means the audited annual financial statements of the Company as at and for the year ended December 31, 2012 and any subsequently released audited annual financial statements of the Company and unaudited interim financial statements of the Company, together with any management’s discussion and analysis in relation thereto;
(k)	“Insider” means
(i)	a director or an officer of the Company,
(ii)	a director or an officer of a person that is itself an insider or a subsidiary of the Company,
(iii)	a person that has
(A)	beneficial ownership of, or control or direction over, directly or indirectly, or
(B)	a combination of beneficial ownership of, and control or direction over, directly or indirectly,

securities of an issuer carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution;

(l)	“material” means material in relation to the Company and its subsidiaries considered on a consolidated basis;
(m)	“material change” means any change in the business, operations or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Shares and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;
(n)	“NYSE MKT” means the NYSE MKT, LLC;
(o)	“Public Record” means any investor presentations used by the Company and the information circulars, material change reports, financial statements, management’s discussion and analysis, press releases, business acquisition reports, technical reports and other continuous disclosure documents filed on the Company’s website, with the Stock Exchange, with any applicable Canadian securities regulatory authority (including on SEDAR) or with the SEC (including on EDGAR) on or during the 12 months preceding the date hereof;
(p)	“Purchasers” means all purchasers of the Units including the Purchaser;
(q)	“registrant” means a person registered or required to be registered under applicable securities legislation;

(r)	“Regulation D” means Regulation D promulgated by the SEC under the U.S. Securities Act;
(s)	“Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;
(t)	“SEC” means the United States Securities and Exchange Commission;
(u)	“Securities” means collectively, the Units, the Common Shares, the Warrants and the Warrant Shares;
(v)	“Securities Commissions” means, collectively, the securities commission or other securities regulatory authority in each of the Designated Jurisdictions including, but not limited to, the SEC;
(w)	“Securities Laws” means, collectively, the applicable securities laws of each of the Designated Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions, as well as the rules of the Stock Exchange;
(x)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;
(y)	“Shares” means common shares without par value in the capital of the Company;
(z)	“Stock Exchange” means the TSXV and the NYSE MKT;
(aa)	“TSXV” means the TSX Venture Exchange;
(bb)	“United States” has the meaning ascribed to it in Regulation S under the U.S. Securities Act;
(cc)	“Units” means the units being sold pursuant to the Offering, each such unit consisting of one Common Share and one-half of one Warrant;
(dd)	“U.S. Accredited Investor Status Certificate” means the accredited investor status certificate required to be completed by a U.S. Purchaser, in the form of Schedule C attached hereto;
(ee)	“U.S. Affiliates” means the United States registered broker-dealer affiliates of the Agents;
(ff)	“U.S. Person” means a “U.S. Person” as defined in Regulation S;
(gg)	“U.S. Purchaser” means any (i) person located in the United States or a U.S. Person, (ii) person purchasing securities on behalf of any person in the United States or a U.S. Person, (iii) person that receives or received an offer of the Purchased Securities while in the United States, or (iv) person in the United States at the time the Purchaser’s buy order was made or this Subscription Agreement was executed or delivered;
(hh)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
(ii)	“Warrant Indenture” means an indenture dated the Closing Date to be entered into with a trustee pursuant to which the Warrants will be issued;
(jj)	“Warrant Shares” means the Shares issuable upon the exercise of the Warrants in accordance with their terms; and
(kk)	“Warrants” means the Share purchase warrants of the Corporation comprising part of the Units and having the characteristics described in section 4 below.

All other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agency Agreement.

4.                            Warrant Indenture. The Warrants will be represented and governed by the Warrant Indenture, which will contain provisions to the following effect:

(a)	Right to Shares - Each whole Warrant will be exercisable to acquire, subject to adjustment as set out in the Warrant Indenture, one Warrant Share at the price of Cdn$1.00 per Warrant Share (the “Exercise Price”) at any time from the Closing Date until 4:30 p.m. (Pacific time) on the earlier of: (i) the day that is 24 months after the Closing Date; and (ii) the 30th day following the date on which the Company provides notice to the holder of the Warrant that the Acceleration Event (as defined below) has occurred (such earlier date, the “Expiry Date”).
(b)	Adjustment Provisions - The number of Warrant Shares issuable on the exercise of a Warrant and the Exercise Price will be subject to adjustment in certain events, including the subdivision, consolidation, change or reclassification of Shares, the issue of Shares by way of stock dividends other than dividends paid in the ordinary course, and the distribution to all or substantially all the holders of the Shares of rights entitling them to subscribe for or purchase Shares.
(c)	Acceleration - If the closing price of the Shares on the TSXV is equal to or greater than Cdn$1.35 for a period of 15 consecutive trading days (the “Acceleration Event”), then the Company will have the option at any time prior to the Expiry Date to provide notice to the holders of the Warrants that the Acceleration Event has occurred, which notice may be provided by way of news release.
(d)	Fractional Warrants - No fractional Warrants will be issued. To the extent the Purchaser subscribes for a number of Units that would otherwise entitle the Purchaser to a fraction of a whole Warrant, the number of Warrants to be issued to the Purchaser will be rounded down to the nearest whole number.
(e)	Dividends - Warrants that are exercised will not be entitled to any cash or stock dividends or any other distributions paid or declared but unpaid on the Shares during the period from the Closing Date to the time of such exercise.
(f)	Transferable - The Warrants will be transferable, subject to compliance with all applicable laws. However, the Warrants will not be listed for trading on the Stock Exchange or any other public market.

5.                            Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Lead Agent at the address and by the date and time set out on the face page hereof, or such other time, date or place as the Agents may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;
(b)	if the Purchaser is not an individual, will hold more than 5% of the issued and outstanding Shares upon completion of the Offering and has not previously filed a Corporate Placee Registration Form with the TSXV or such form filed with the TSXV is not current, a completed and duly signed copy of the Corporate Placee Registration Form attached as Schedule A;
(c)	if the Purchaser is a resident of Canada and purchasing as an “accredited investor”, a completed and duly signed copy of the Canadian Accredited Investor Status Certificate attached as Schedule B;
(d)	if the Purchaser is a U.S. Purchaser, a completed and duly signed copy of the U.S. Accredited Investor Status Certificate attached as Schedule C;

(e)	any other documents required by applicable securities laws which the Agents, the U.S. Affiliates or the Company requests; and
(f)	a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Agents may advise) in same day freely transferable Canadian funds at par in Toronto, Ontario to “Macquarie Capital Markets Canada Ltd.” representing the aggregate Purchase Price payable by the Purchaser for the Purchased Securities, or such other method of payment against delivery of the Purchased Securities as the Agents may accept.

The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company, the Agents and the U.S. Affiliates. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the aggregate Purchase Price and any other documents delivered in connection herewith will be held by the Agents until such time as the conditions referred to in section 8 below are satisfied by the Company or waived by the Lead Agent, on behalf of the Agents.

6.                            Closing. The transactions contemplated hereby will be completed at the Closing at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia.

The Purchaser acknowledges that the Purchased Securities will be available for delivery to it (unless the Purchased Securities are delivered by book-entry form only) at the Closing against payment of the amount of the aggregate Purchase Price for the Purchased Securities.

At the discretion of the Lead Agent, the Purchased Securities may be registered in the name of CDS & Co. and represented by a book entry global certificate or on an uncertificated basis through an electronic book entry system notwithstanding the registration instruction provided on page 1 of this Subscription Agreement, provided that if the Purchaser is a U.S. Purchaser, the Purchaser will receive a definitive physical certificate representing its interest in the Purchased Securities.

In the event the Purchased Securities are represented at Closing through a book-based system, the ability of the Purchaser to pledge such shares or otherwise take action with respect to the Purchaser’s interest in such shares may be limited due to the lack of the shares being evidenced by physical certificates in the name of the Purchaser.

The Lead Agent, on behalf of the Agents, is hereby irrevocably appointed as the Purchaser’s agent to represent the Purchaser at the Closing for the purpose of all matters relating to this Offering and this Subscription Agreement and deliveries of documents and Purchased Securities and is hereby authorized by the Purchaser for and on behalf of the Purchaser, to extend such time periods, modify or waive such conditions as may be contemplated herein or in the Agency Agreement or, in its absolute discretion, as it deems appropriate. Without limiting the generality of the foregoing, the Lead Agent, on behalf of the Agents, is specifically and exclusively authorized to:

(a)	waive, in whole or in part, representations and warranties, covenants or conditions contained in the Agency Agreement;
(b)	correct minor errors or omissions in the information provided by the Purchaser in this Subscription Agreement, the Corporate Placee Registration Form and any other forms delivered by the Purchaser in connection with the transactions contemplated hereby; and
(c)	save and except for U.S. Purchasers, amend the registration instructions provided by the Purchaser for the purposes of issuing one global certificate or creating one global registration for the Offering.

In addition, the Purchaser acknowledges and agrees that the Lead Agent, on behalf of the Agents, is entitled to exercise or not to exercise, in their absolute discretion, the rights of termination in the Agency Agreement.

The Purchaser will take up, purchase and pay for the Purchased Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by the Lead Agent (on behalf of the Agents) of the conditions referred to in section 8 below.

7.                            Representations, Warranties and Covenants of the Company. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

(a)	the Company has been duly incorporated and is validly subsisting under the laws of British Columbia and has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement;
(b)	on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;
(c)	the authorized capital of the Company consists of an unlimited number of Shares, of which 91,756,618 Shares were issued as of January 31, 2014 (and 5,975,000 Shares were reserved for issuance upon conversion of outstanding convertible securities), and the outstanding Shares of the Company are fully paid and non-assessable;
(d)	the outstanding Shares are listed and posted for trading on the Stock Exchange;
(e)	no order ceasing or suspending trading in the Shares or any other securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;
(f)	prior to the Closing Date, the Company will have obtained all required conditional approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;
(g)	the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in such Provinces and no such disclosure has been made on a confidential basis;
(h)	the Company has full corporate power and authority to undertake the Offering, to issue the Securities, and at the Closing Time, the Common Shares and the Warrants will be duly and validly created, authorized and issued, the Common Shares will be fully paid and non-assessable and all Warrant Shares issuable upon the exercise of Warrants will be duly and validly authorized, allotted and reserved for issuance upon exercise of Warrants and will, upon exercise of the Warrants, be issued as fully paid and non-assessable Shares;
(i)	the Company and its subsidiaries are the beneficial owners of or have the right to acquire the interests in, or have a valid leasehold interest in, the properties, business and assets referred to in the Public Record and any and all agreements pursuant to which the Company or its subsidiaries holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated, except such as do not materially and adversely affect the value of such properties, business or assets and do not materially interfere with the use made or proposed to be made of such properties, business or assets by the Company or its subsidiaries;

(j)	the Public Record: (i) is in all material respects accurate and omits no material facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect at the time such statements were made; and (ii) does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(k)	no actions, suits, inquiries or proceedings are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company or its subsidiaries is a party or to which the property of the Company or its subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the operations, business or condition (financial or otherwise) of the Company or its subsidiaries;
(l)	the Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles for any fiscal year ended before January 1, 2011, and International Financial Reporting Standards thereafter;
(m)	except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or its subsidiaries, as set forth in the Financial Statements, and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its subsidiaries, since December 31, 2012;
(n)	the Company and its subsidiaries have conducted and are conducting their businesses in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which their businesses are carried on and hold all material licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their businesses to be carried on as now conducted or as proposed to be conducted within the following 12 months, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Company or its subsidiaries;
(o)	the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the applicable securities laws of the Designated Jurisdictions, and such other jurisdictions in which the Units are sold, and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the applicable securities laws of the Designated Jurisdictions and other applicable jurisdictions in respect of the sale of Units;
(p)	the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada and under the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder including, but not limited to, annual and interim financial information and annual reports, press releases disclosing material changes, material change reports and technical reports;
(q)	the issue of the Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject;

(r)	neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;
(s)	there are no judgments against the Company or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or any of its subsidiaries is subject;
(t)	the Company has no obligation or liability, contingent or otherwise, for brokerage fees, finder’s fees, commissions, or other forms of compensation with respect to the Offering, except for the fees payable to the Agents disclosed in this Subscription Agreement;
(u)	the Company and its subsidiaries have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable;
(v)	the Company and its subsidiaries have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or its subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Company or its subsidiaries which are known by the Company’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Company or its subsidiaries; and
(w)	the Company owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Company now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Company has received no communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Subscription Agreement nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

The Company covenants and agrees with the Purchaser that the Company will comply with all filing and other disclosure requirements under Securities Laws with respect to the Offering.

In addition, the Company agrees that the Purchaser will have the benefit of all the representations, warranties and covenants given by the Company in the Agency Agreement and further agrees that all such representations, warranties and covenants will be deemed to be incorporated herein with such changes as are necessary in order to reflect that such representations, warranties and covenants are being made by the Company to the Purchaser. The Company acknowledges that the Purchaser is relying on the representations and warranties contained in this Subscription Agreement and in the Agency Agreement in entering into this Subscription Agreement.

8.                            Conditions of Closing. The obligations of the Purchaser to complete the purchase of the Units as contemplated hereby shall be conditional upon:

(a)	the fulfilment at or before the Closing Time of each of the conditions of the Closing set forth in the Agency Agreement except those conditions that are waived by the Lead Agent, on behalf of the Agents; and

(b)	at the Closing Date, the Purchased Securities (and the Warrant Shares underlying the Purchased Securities) being freely tradable under applicable Securities Laws no later than four months and one day from the Closing Date under National Instrument 45-102 Resale of Securities and six months for resales in the United States.

The Purchaser acknowledges and agrees that as the sale of the Purchased Securities will not be qualified by a prospectus, such sale is subject to the condition that the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) sign and return to the Company, the Agents or the U.S. Affiliates all relevant documentation required by applicable securities laws and the rules, regulations and policies of the Stock Exchange. The Purchaser acknowledges and agrees that the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Purchased Securities. Notwithstanding that the Purchaser may be purchasing Units as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request and only if required by law, particulars as to the identity of such undisclosed principal as may be required by the Agents, the U.S. Affiliates or the Company in order to comply with the foregoing. In addition, the Purchaser acknowledges that none of the Purchased Securities will be or have been registered under the U.S. Securities Act or applicable state securities laws.

9.                            Acceptance or Rejection. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser being exempt from any registration, prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form at the end of this Subscription Agreement and the delivery at the Closing of the certificates representing the Purchased Securities to or upon the direction of the Lead Agent in accordance with the provisions hereof.

10.                          Purchaser’s Representations and Warranties. The Purchaser (on its own behalf and, if applicable, on behalf of each person on whose behalf the Purchaser is contracting) represents and warrants to the Company, the Agents and the U.S. Affiliates (and acknowledges that the Company, the Agents and the U.S. Affiliates are relying thereon), as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)	Authorization and Effectiveness. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser’s constating documents or any agreement to which the Purchaser is a party or by which it is bound;
(b)	Residence. The Purchaser is a resident of the jurisdiction referred to under “Name and Address of Purchaser” set out on the face page hereof and, unless the Purchaser is a U.S. Purchaser that has made the representations, warranties and covenants set forth in subparagraph (m) and executed and delivered the U.S. Accredited Investor Status Certificate attached hereto as Schedule C: (i) is not located in the United States nor is it purchasing the Purchased Securities for the account or benefit of a person in the United States; (ii) is not a U.S. Person nor is it purchasing the Purchased Securities for the account or benefit of a U.S. Person; (iii) did not initiate its buy order in the United States and was not offered the Units in the United States; and (iv) did not execute or deliver this Subscription Agreement in the United States;

(c)	Purchasing as Principal. Except to the extent contemplated herein, the Purchaser is purchasing the Purchased Securities as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;
(d)	Purchasing for Investment Only. Except to the extent contemplated herein, the Purchaser is purchasing the Purchased Securities for investment only and not with a view to resale or distribution. The Purchaser is aware that no prospectus or registration statement has been filed with the Securities Commissions in connection with the sale of the Purchased Securities, and it is purchasing the Purchased Securities pursuant to an exemption from the prospectus and registration requirements under applicable Securities Laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under Securities Laws in Canada; (ii) it may not receive information that would otherwise be required to be provided to it under Securities Laws; and (iii) the Company is relieved of certain obligations that would otherwise apply under Securities Laws;
(e)	Purchasing as Agent or Trustee. In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Purchased Securities for whom the Purchaser is acting, is purchasing its Purchased Securities as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in subparagraph (f)(i), (ii), (iii), (iv) or (v) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of such beneficial purchaser;
(f)	Purchaser Has Benefit of Statutory Exemptions. Unless it satisfies the requirements under subparagraph 10(e), the Purchaser is (or is deemed to be) purchasing the Purchased Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set under “Name and Address of Purchaser” on the face page hereof and it fully complies with one or more of the criteria set forth below:
(i)	it is resident in or otherwise subject to applicable securities laws of Canada and it is an “accredited investor”, as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions (“NI 45-106”), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106, and it has concurrently executed and delivered a Canadian Accredited Investor Status Certificate in the form attached as Schedule B to this Subscription Agreement and has initialled or placed a check mark in Appendix A to Schedule B thereto indicating that the Purchaser satisfies one of the categories of “accredited investor” set forth in such definition; or
(ii)	it is resident in or otherwise subject to applicable securities laws of Canada and it has an aggregate acquisition cost for the Purchased Securities of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or
(iii)	it is a U.S. Purchaser or otherwise subject to applicable securities laws of the United States and it is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D, and it has concurrently executed and delivered a U.S. Accredited Investor Status Certificate in the form attached as Schedule C to this Subscription Agreement and has initialled or placed a check mark next to one of the categories of “accredited investor” set forth in Schedule C indicating that the Purchaser satisfies one of the categories of “accredited investor” set forth in such definition; or

(iv)	has status as an exempt purchaser or the equivalent under the securities legislation applicable to it, which status has the effect of eliminating any requirement for a prospectus in respect of the purchase of Units by the Purchaser, particulars of which will be provided to the Agents and the Company; or
(v)	is purchasing pursuant to a statutory exemption or an exemption order permitting such purchase, which exemption or order has the effect of eliminating any requirement for a prospectus or similar disclosure document in respect of the purchase of Units by the Purchaser, particulars of which will be provided to the Agents and the Company;
(g)	Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;
(h)	Absence of Offering Memorandum. The offering and sale of the Purchased Securities to the Purchaser were not made through an advertisement of the Units in printed media of general and regular paid circulation, radio or television or telecommunications, including electronic display or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and the Public Record, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document and have not been independently verified by the Agents or the U.S. Affiliates;
(i)	Access to Information. The Purchaser acknowledges that it has had the opportunity to access and review the Company’s Public Record on SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.com; that it has been offered the opportunity to ask questions and receive answers from management concerning the Company, the Purchased Securities and the terms and conditions of this Offering, and that any request for such information has been complied with to the Purchaser’s satisfaction; and that it has had the opportunity to consult with its legal and tax advisors with regard thereto;
(j)	No Undisclosed Information. The Purchased Securities are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser’s decision to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agents, the U.S. Affiliates or any other person and is based entirely upon currently available public information concerning the Company and this Subscription Agreement;
(k)	Investment Suitability. The Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;
(l)	Purchasers in Jurisdictions other than Canada. If the Purchaser, or any beneficial person for whom the Purchaser is acting, is a resident of or otherwise subject to the securities legislation of a jurisdiction other than Canada:

(i)	the purchase of the Purchased Securities by such Purchaser does not contravene the applicable securities legislation in the jurisdiction in which it is resident or to which it is subject and does not trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase, or any registration or other obligation on the part of the Company; and
(ii)	the Purchaser certifies that it is not resident in British Columbia and acknowledges that (a) no Securities Commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (b) there is no government or other insurance covering the Securities; (c) there are risks associated with the purchase of the Securities; (d) there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities; and (e) the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Purchaser;
(m)	U.S. Purchaser. In addition to, and without limiting the generality of, subparagraph (l), if the Purchaser, or any beneficial person for whom the Purchaser is acting, is a U.S. Purchaser:
(i)	it understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, or any applicable state securities laws, and that the sale of the Units contemplated hereby is being made to “accredited investors” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (in this paragraph (m) “U.S. Accredited Investors”) in reliance on a private placement exemption under Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D thereunder and similar exemptions under applicable state securities laws. Accordingly, the Securities will be “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the U.S. Securities Act, and therefore may not be offered or sold by it in the United States without registration under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption or exclusion from such registration requirements. If in the future it shall decide to offer, resell, pledge or otherwise transfer any of the Securities, it will not offer, resell, pledge or otherwise transfer the Securities, directly or indirectly, except: (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, (C) (i) in accordance with Rule 144A under the U.S. Securities Act (“Rule 144A”) to a person it reasonably believes is a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, if available, or (ii) in accordance with Rule 144 under the U.S. Securities Act, if available, or (D) pursuant to another exemption from registration under the U.S. Securities Act and, in each case, in accordance with any applicable state securities laws of the United States and after, in the case of transfers under clauses (C)(ii) or (D) (or, if required by the Company’s transfer agent, clause (B)), it has furnished to the Company (and, if applicable, the Company’s transfer agent) an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Company (and, if applicable, the Company’s transfer agent) to the effect that the proposed transfer may be made without registration under the U.S. Securities Act and any applicable state securities laws; and

(ii)	it understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Common Shares, the Warrants and, if applicable, the Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend (or if the face of the certificate has insufficient space, on the back of the certificate with a reference on the face of the certificate to the legend), in addition to any other legend that may be required under applicable securities laws:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GOLD STANDARD VENTURES CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (I) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (II) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSES (C)(II) OR (D) (OR, IF REQUIRED BY THE COMPANY’S TRANSFER AGENT, CLAUSE (B)) THE HOLDER HAS FURNISHED TO THE COMPANY (AND, IF APPLICABLE, THE COMPANY’S TRANSFER AGENT) AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY (AND, IF APPLICABLE, THE COMPANY’S TRANSFER AGENT) TO SUCH EFFECT.”
provided, that, if the Common Shares, Warrants or Warrant Shares, as the case may be, are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the above legend may be removed by providing a declaration (and such other evidence as may be required by the Company’s transfer agent, which may include an opinion of counsel of recognized standing reasonably satisfactory to the Company and its transfer agent) to the Company and its transfer agent substantially in the form set forth in Exhibit 1 hereto or as the Company may prescribe from time to time); and
(iii)	it understands and acknowledges that any certificate representing the Common Shares, the Warrants and, if applicable, the Warrant Shares will also bear a legend that the Common Shares, Warrants or Warrant Shares, as the case may be, cannot be traded through the facilities of stock exchanges in Canada because the certificate is not freely transferable and consequently is not “good delivery” in transactions on such stock exchanges and acknowledges that such stock exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by such security holder in such Common Shares, Warrants or Warrant Shares, as the case may be; and
(iv)	it is an U.S. Accredited Investor as set forth in Schedule C hereto and it is acquiring the Units as principal for its own account, or for the account of another U.S. Accredited Investor as to which it exercises sole investment discretion, and not with a view to any resale or other disposition of the Securities in violation of the U.S. Securities Act or applicable state securities laws; and
(v)	it has concurrently duly completed, executed, and delivered Schedule C hereto with this Subscription Agreement, which Schedule C is incorporated into and forms a part of this Subscription Agreement; and

(vi)	it understands and acknowledges that the Company has the right to instruct the applicable transfer agent for the Securities not to record a transfer by any person without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws; and
(vii)	it understands and acknowledges that the Company (A) is not obligated to remain a “foreign issuer” within the meaning of Regulation S, (B) may not, at the time it sells any of the Securities, or at any other time, be a “foreign issuer” and (C) may engage in one or more transactions that could cause the Company not to be a “foreign issuer.” If the Company is not a “foreign issuer” at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the Purchaser may continue to bear the legend contained in subparagraph (m)(ii) above; and
(viii)	it acknowledges that it has not purchased the Units as a result of any “general solicitation” or “general advertising”, as such terms are used in Regulation D under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and
(ix)	it has received, for informational purposes only, a copy of this Subscription Agreement relating to the Offering in the United States of the Units, and has had the opportunity to ask questions and receive answers about the Offering and has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to invest in the Units; and
(x)	it understands and acknowledges that the Company has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of the Securities; and
(xi)	it understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities; the Company does not give any opinion or make any representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser’s acquisition or disposition of such Securities; provided, however, it understands and acknowledges that it is aware of the obligation on the part of the Company, pursuant to the terms of the Agency Agreement, to provide to the Purchaser, upon written request, all of the information that would be required for United States income tax reporting purposes by a United States security holder making an election to treat the Company as a “qualified electing fund” for the purposes of the United States Internal Revenue Code of 1986, as amended (the “Code”), should the Company or the Purchaser determine that the Company is a “passive foreign investment company,” with the meaning of Section 1297 of the Code, in any calendar year following the purchase of the Units by such Purchaser; and
(xii)	it understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles and International Financial Report Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies; and
(xiii)	it understands that the Units have not been recommended by any federal or state securities commission or regulatory authority; furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the information in the Subscription Agreement or the Schedules attached hereto, and any representation to the contrary is a criminal offense; and

(xiv)	it is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Company is organized under the laws of British Columbia, Canada; (ii) some or all of the directors and officers of the Company may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Company and said persons may be located outside the United States; and
(xv)	it understands and acknowledges that the Company and its transfer agent may have obligations to report tax cost basis information to the United States Internal Revenue Services in connection with the purchase and/or sale of Securities.
(n)	Source of Subscription Funds.
(i)	to the best of the Purchaser’s knowledge, none of the subscription funds used for the purchase of the Purchased Securities and being advanced to the Company, the Agents or the U.S. Affiliates hereunder (the “Subscription Funds”) (A) will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or for the purpose of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and
(ii)	the Purchaser shall promptly notify the Company, the Agents and the U.S. Affiliates if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and to provide the Company, the Agents and the U.S. Affiliates with appropriate information in connection therewith;
(o)	No Assurance of Additional Financing. The Purchaser acknowledges that the Company may need to complete additional financings in the future in order to develop the business of the Company and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Purchaser; that if such future financings are not available, the Company may be unable to fund its ongoing development;
(p)	Not a Control Person. The acquisition of the Units hereunder by the Purchaser will not result in the Purchaser becoming a “control person”, as defined under applicable Securities Laws;
(q)	No Knowledge of Material Fact or Change. The Purchaser has no knowledge of a “material fact” or a “material change” (as those terms are defined in the Securities Act (British Columbia) and which generally means a fact or change which would reasonably be expected to have a significant effect on the market price of the Company’s Shares) in the affairs of the Company that has not been generally disclosed;
(r)	No Violation. The entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Purchaser or any agreement to which the Purchaser is a party or by which it is bound; and
(s)	Absence of Certain Representations. No person has made to the Purchaser any written or oral representation:
(i)	that any person will resell or repurchase any of the Purchased Securities;

(ii)	that any person will refund the purchase price of any of the Purchased Securities; or
(iii)	as to the future price or value of the Purchased Securities; and
(iv)	the Purchaser’s decision to subscribe for the Purchased Securities was based solely on this Subscription Agreement, the Agency Agreement and publicly available information about the Company.

The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

11.                          No Investigation by Agent. The Purchaser acknowledges and agrees that the Agents and the U.S. Affiliates assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed.

12.                          Fee to the Agent. The Purchaser understands that, in connection with the issue and sale of the Units, the Agents and the U.S. Affiliates will receive from the Company, at Closing, a cash fee in the aggregate amount equal to 6.0% of the gross proceeds received by the Company from the sale of the Units as contemplated in the Agency Agreement.

13.                          Purchaser’s Expenses. The Purchaser acknowledges and agrees that except as otherwise provided herein or in the Agency Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Units shall be borne by the Purchaser.

14.                          Resale Restrictions. The Purchaser understands and acknowledges that the Securities will be subject to certain resale restrictions under applicable Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and none of the Company, the Agents or the U.S. Affiliates are in any manner responsible) for complying with such restrictions.

For purposes of complying with applicable Securities Laws and National Instrument 45-102 Resale of Securities, the Purchaser understands and acknowledges that all certificates or ownership statements issued under a direct registration system or other electronic book-entry system representing the Common Shares and Warrants (and Warrant Shares if issued prior to the date that is four months and one day after the Closing Date), as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2014.”

and, only if the Purchaser is either: (i) a director, officer or Promoter (as defined under Policy 1.1 of the corporate finance manual of the TSXV) of the Company; or (ii) a Person (as defined under Policy 1.1. of the corporate finance manual of the TSXV) that will hold securities carrying more than 10% of the voting rights attached to the Company’s securities both immediately before and after the transaction in which securities are issued, and who have elected or appointed or have the right to elect or appoint one or more directors or senior officers of the Company:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●, 2014.”;

in each case with the ● completed to reflect a date that is four months plus one day following the Closing Date.

15.                          Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

16.                          No Statutory Right of Rescission or Damages; Additional Acknowledgements. The Purchaser acknowledges and agrees that:

(a)	no securities commission or similar regulatory authority has received or passed on the merits of the Purchased Securities;
(b)	there is no government or other insurance covering the Purchased Securities;
(c)	there are risks associated with the purchase of the Purchased Securities;
(d)	as a consequence of acquiring the Purchased Securities pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;
(e)	except as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agents or the U.S. Affiliates except as expressly set forth herein and such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Agents or the U.S. Affiliates, and agrees that the Agents and the U.S. Affiliates and their respective counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information and acknowledges that their counsel is acting as counsel to the Agents and the U.S. Affiliates and not as counsel to the Purchaser; and
(f)	the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment.

17.                          No Revocation. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company, the Agents and the U.S. Affiliates from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

18.                          Indemnity. The Purchaser agrees to indemnify and hold harmless the Company, the Agents and the U.S. Affiliates and their respective directors, officers, affiliates, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company, the Agents or the U.S. Affiliates in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein.

19.                          Collection of Personal Information.

(a)	The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Purchaser is contracting hereunder), acknowledges and consents to the fact that the Company and the Agents are collecting the Purchaser’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom the Purchaser is contracting hereunder, for the purpose of completing this Subscription Agreement. The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Purchaser is contracting hereunder), acknowledges and consents to the Company, the Agents and the U.S. Affiliates retaining such personal information for as long as permitted or required by law or business practices. The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Purchaser is contracting hereunder), further acknowledges and consents to the fact that the Company, the Agents or the U.S. Affiliates may be required by the Securities Laws of the Designated Jurisdictions, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada (formerly the Investment Dealers Association) to provide regulatory authorities with any personal information provided under this Subscription Agreement. The Purchaser represents and warrants, as applicable, that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder. In addition to the foregoing, the Purchaser agrees and acknowledges that the Company, the Agents or the U.S. Affiliates, as the case may be, may use and disclose the Purchaser’s personal information, or that of each beneficial purchaser for whom the Purchaser is contracting hereunder, as follows:
(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company, the Agents, the U.S. Affiliates and the Purchaser or any beneficial purchaser for whom the Purchaser is contracting hereunder;
(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;
(iii)	for disclosure to securities regulatory authorities, the Stock Exchange and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings, such as reports of exempt distribution;
(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;
(v)	for disclosure to professional advisers of the Company, the Agents or the U.S. Affiliates in connection with the performance of their professional services;
(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Purchaser’s prior written consent;
(vii)	for disclosure to a court determining the rights of the parties under this Subscription Agreement; or
(viii)	for use and disclosure as otherwise required or permitted by law.
(b)	The Purchaser authorizes the indirect collection of personal information (as defined in the Securities Laws of the Province of Ontario) by the Ontario Securities Commission and confirms that the Purchaser has been notified by the Company:

(i)	that the Company will be delivering such personal information to the Ontario Securities Commission;
(ii)	that such personal information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in the Securities Laws of the Province of Ontario;
(iii)	that such personal information is being collected for the purpose of the administration and enforcement of the Securities Laws of the Province of Ontario; and
(iv)	that the title, business address and business telephone number of the public official in the Province of Ontario who can answer questions about the Ontario Securities Commission’s indirect collection of personal information is as follows:

Administrative Support Clerk

Ontario Securities Commission

Suite 1903, Box 55, 20 Queen Street West

Toronto, Ontario M5H 3S8

Telephone: 416-593-3684

Facsimile: 416-593-8252.

(c)	The Purchaser (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Purchaser is contracting hereunder) also consents to: (i) the filing of copies or originals of any of the Purchaser’s documents described herein including, but not limited to, as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby; and (ii) the filing by the Company under NI 45-106 of Form 45-106F1 with the applicable securities regulatory authorities in Canada and Form 45-106F6 with the British Columbia Securities Commission (the “BCSC”), as applicable, containing such information regarding the Purchaser and any beneficial purchaser for whom the Purchaser is contracting hereunder as is prescribed by such forms (including, but not limited to, its name, address, telephone number, the number and value of Units purchased, the date of distribution and exemption relied upon and its status as an insider of the Company or a registrant), certain of which information it understands will be made available to the public by the BCSC including on its website.

20.                          Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

21.                          Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective heirs, executors, administrators, successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

22.                          Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original, facsimile or .pdf form, shall be deemed to be an original and all of which together shall constitute one and the same document.

23.                          Governing Law and Venue. This Subscription Agreement, any amendment, addendum, exhibit, supplement or other document relating hereto, and any and all disputes arising herefrom or related hereto, shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing disputes occurring, and contracts made and to be performed, wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Subscription Agreement.

24.                          Facsimile Subscriptions or Subscription by Other Electronic Means. The Company, the Agents and the U.S. Affiliates shall be entitled to rely on delivery by facsimile machine or other electronic means of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof. If less than a complete copy of this Subscription Agreement is delivered to the Company at Closing, the Company, the Agents and the U.S. Affiliates and their respective counsel are entitled to assume that the Purchaser accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered.

25.                          Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

26.                          Language. The parties hereby confirm their express wish that this Subscription Agreement and all documents relating hereto be drawn up in English only, but without prejudice to any such documents or instruments which may from time to time be drawn up in French only or in both English and French. Les parties aux présentes confirment leur volonté que le présent contrat de même que tous autres documents s’y rapportant soient rédigés en anglais seulement, mais sans préjudice cependant à tous tels documents qui pourront à l’occasion être rédigés en français seulement ou à la fois en français et en anglais.

27.                          Time of Essence. Time shall be of the essence of this Subscription Agreement.

28.                          Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the 24 day of February, 2014.

/s/ Dan Scheiner
Signature of Purchaser (if an individual)	Name of Purchaser (if not an individual)

	Per:	/s/ Dan Scheiner
Name of Purchaser (if an individual)		Title	Vice President

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this      4      day of                  March                  , 2014.

GOLD STANDARD VENTURES CORP.

Per:	Richard Silas, Corporate Secretary
Authorized Signatory

EXHIBIT 1

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada, as registrar and transfer agent for the common shares of GOLD STANDARD VENTURES CORP.

AND TO:	GOLD STANDARD VENTURES CORP.

The undersigned (a) acknowledges that the sale of _______________ of GOLD STANDARD VENTURES CORP. (the ”Company”) represented by certificate no. ______________ to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) it is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or TSX Venture Exchange or other “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:

By:
Name:
Title:

SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name:

(b)	Complete Address:

(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)? _______________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:
(a)	it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;
(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;
(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;
(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and
(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.
A-1

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:
Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws
(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.
(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at ________________________ on __________________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

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Schedule B

CANADIAN ACCREDITED INVESTOR STATUS CERTIFICATE

TO:	Gold Standard Ventures Corp. (the “Company”)

AND TO:	Macquarie Capital Markets Canada Ltd.
Medalist Capital Ltd.
TD Securities Inc.
National Bank Financial Inc.
(collectively, the “Agents”)

In connection with the purchase of units of the Company (the “Units”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule B), the Subscriber hereby represents, warrants, covenants and certifies to the Company and the Agents and their respective counsel that:

1.	The Subscriber is purchasing or is deemed to be purchasing the Units as principal for its own account or complies with the provisions of paragraph 10(e) of the Subscription Agreement;
2.	The Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in this Schedule B;
3.	The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and
4.	Upon execution of this Schedule B by the Subscriber, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

Dated: February 24, 2014.

FCMI Parent Co.
Print name of Subscriber

	By:	/s/ Dan Scheiner
Signature

Dan Scheiner
Print name of Signatory (if different from Subscriber)

Vice President
Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX “A” ON THE NEXT PAGES

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APPENDIX “A”

TO SCHEDULE B

NOTE:	THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a)	a Canadian financial institution, or a Schedule III bank; or

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_______	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

_______	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_______	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)
B-2

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

XX	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______	(n)	an investment fund that distributes or has distributed its securities only to

(a) a person that is or was an accredited investor at the time of the distribution,

(b) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or

(c) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

_______	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

_______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.
B-3

For the purposes hereof:

(a)	“affiliate” means an issuer connected with another issuer because

	(i)	one of them is the subsidiary of the other; or

	(ii)	each of them is controlled by the same person.

(b)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

	(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

	(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes

	(iv)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and

	(v)	for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(d)	“control person” has the same meaning as in the applicable securities laws, rules, regulations or policies.

(e)	“director” means

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(f)	“eligibility adviser” means

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and
B-4

	(ii)	in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

		(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(g)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

	(iii)	performing a policy-making function in respect of the issuer;

(h)	“financial assets” means

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(i)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(j)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(k)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(l)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes and EVVC and a VCC;

(m)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(n)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(o)	“non-redeemable investment fund” means an issuer,
B-5

	(i)	whose primary purpose is to invest money provided by its securityholders,

	(ii)	that does not invest,

		(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

		(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

	(iii)	that is not a mutual fund;

(p)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(q)	“regulator” means, for the local jurisdiction, the Executive Director or Director as defined under securities legislation of the local jurisdiction;

(r)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets;

(s)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(t)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(u)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

B-6

Schedule c

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

This is Schedule C to the Subscription Agreement relating to the purchase of Units of GOLD STANDARD VENTURES CORP. Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, in the body of this Subscription Agreement.

The undersigned certifies, represents, warrants and covenants (which certifications, representations, warranties and covenants shall survive the Closing Date) to and with the Company, the Agents and the U.S. Affiliates and their respective counsel (and acknowledges that the Company, the Agents and the U.S. Affiliates and their respective counsel are relying thereon) that it, and if applicable, each person for whose account it is purchasing the Units, satisfies one or more of the categories of “accredited investor”, as such term is defined in Rule 501(a) of Regulation D, indicated below (the Purchaser must initial and mark “P” for the Purchaser and “BP” for each beneficial purchaser, if any, on the appropriate line(s)):

________Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

________Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

________Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

________Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

________Category 5.	An investment company registered under the United States Investment Company Act of 1940, as amended; or

________Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940, as amended; or

________Category 7.	A Small Business Investment Company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958, as amended; or

________Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

________Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

________Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or

________Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S.$5,000,000; or
C-1

________Category 12.	Any director or executive officer of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of the issuer; or

________Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date of the purchase exceeds U.S.$1,000,000;

(Note: For purposes of calculating “net worth” under this category:

1. The person’s primary residence shall not be included as an asset;

2. Indebtedness that is secured by the person’s primary residence, up to the estimated fair value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

3. Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.); or

________Category 14.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

________Category 15.	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D; or

________Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

The Purchaser undertakes to notify the Company, the Agents and the U.S. Affiliates immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Date.

All monetary references in this Schedule C are in United States dollars.

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C-2

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing
C-3